Exhibit 99.1

Contacts:
Roger A. Barnes Executive Vice President/CFO Riverstone Networks, Inc. 408/878-6500	Howard Kalt Kalt Rosen & Co. 415/397-2686

RIVERSTONE NETWORKS ANNOUNCES SETTLEMENT OF

PATENT LITIGATION

SANTA CLARA, Calif., August 30, 2005 – Riverstone Networks (RSTN.PK), a leading provider of Carrier Ethernet Networks, today announced that it has entered a settlement agreement to resolve the patent litigation brought against the Company by Toshiba Corporation in November 2003.

The terms of the settlement are confidential; however, the Company reported that the settlement will not have a material impact on its cash position or on-going operations.

Except for the historical information contained herein, the matters set forth in this press release, including without limitation statements regarding the impact of the litigation settlement on on-going operations, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include deterioration of the Company’s operations such that any impact of the settlement announced today would become material, along with those risks and uncertainties detailed from time to time in Riverstone Networks’ SEC reports, including the reports on Form 10-Q and Form 8-K filed on September 2, 2004. The company assumes no obligation to update or revise these forward-looking statements.

Riverstone Networks is a registered trademark of Riverstone Networks, Inc. All other trademarks, service marks and trade names belong to their respective owners.

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